CSFB04-3G3COMPS - Summary

Deal Summary Report	CSFB04-3G3COMPS

					Assumptions					Repline		Collateral
Settlement		30-Apr-2004	Prepay		100 PPC					Balance	WAC	WAM	Age	Net Wac
1st Pay Date		25-May-2004	Default		0 CDR					$110,000,000.00	6.6	358	2	5.75
			Recovery	0	months
			Severity		0%

Tranche	Rating	Balance	Coupon	Principal	Avg	Dur	Yield	Spread	Bench	Price	$@1bp	Accrued	NetNet	Dated	Notes
Name				Window	Life			bp		%		Int(M)	(MM)	Date
3N1		11,000,000.00	5.75	05/09 - 02/34	10.52									01-Apr-04	FIX
3A1		83,681,000.00	5.75	05/04 - 02/11	2.63									01-Apr-04	FIX
3A2		4,084,000.00	5.75	02/11 - 10/12	7.52									01-Apr-04	FIX
3A3		2,042,000.00	5.75	10/12 - 03/15	9.45									01-Apr-04	FIX
3A5		2,043,000.00	5.75	03/15 - 02/34	14.7									01-Apr-04	FIX
3B1		7,150,000.00	5.75	05/04 - 02/34	10.02									01-Apr-04	FIX

Treasury                                  Swaps

Mat   6MO   2YR   3YR   5YR  10YR  30YR     6MO   2YR   3YR   5YR  10YR  30YR

Yld 1.152 2.157 2.616 3.514 4.441 5.243   1.330 2.497 3.119 3.915 4.885 5.583

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.